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                                                                   EXHIBIT 10.11

                             CONSULTANT AGREEMENT

          THIS CONSULTANT AGREEMENT is entered effective as of July 1, 1992 by and between ED L. VINECOUR (hereinafter referred to as "Consultant") and ATG, INC., a California corporation (hereinafter referred to as "the Company").

                                  WITNESSETH:

       WHEREAS, effective as of July 1, 1992, Consultant entered into a STOCK PURCHASE AGREEMENT with the Company (hereinafter referred to as "the Agreement") pursuant to which Seller agreed to sell to the Company 669,375 shares of the outstanding common stock of the Company which constitutes all of Consultant's right, title and interest in and to shares of and any and all interest in the Company except as issued pursuant to the Agreement; and

       WHEREAS, for a substantial period of time Consultant has been a valued employee, officer, director and principal of the Company and, effective as of June 30, 1992, is no longer an employee or officer of the Company and is resigning as a director thereof; and

      WHEREAS, the Company desires to retain, effective upon the resignation of Consultant, the services of Consultant, whose experience, knowledge and abilities are valuable to the Company;

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          NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto agree as follows:

     1.   DUTIES.

          The Company hereby engages and retains Consultant as an independent contractor to consult for the Company from July 1, 1992 until June 30, 2002. Consultant shall be available to the Company during the term hereof for such time as is reasonably required by the Company to assist in the determination of the basic direction and strategies of the Company and for such other duties as may reasonably be assigned to him from time to time by the board of directors of the Company. In this regard, Consultant shall make himself available, should the Company request his services, for up to five hundred (500) hours during any one year period hereof (commencing July 1st of each year, beginning July 1, 1992).

     2.   INDEPENDENT CONTRACTOR.

          Consultant will be considered, for all purposes, an independent contractor, and he will not, either directly or indirectly, act as an agent, servant or employee of the Company. Consultant shall not make any commitments or incur any liabilities on behalf of the Company without the prior written consent of an authorized representative of the Company. Consultant will pay all expenses of, and all federal and state taxes, social security, federal and state unemployment taxes, and any other payroll or withholding taxes relating to him. Consultant shall not benefit

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from nor participate in any pension plan of the Company, nor in any health or welfare plan of the Company; provided, however, that Consultant shall retain all of his COBA rights with respect to the Company for the initial 18 months of this Agreement and, thereafter, the Company agrees to reimburse Consultant, on a monthly basis for the differential, if any, for the then cost of health insurance provided to the Company's employees and the cost of Consultant's procurement of similar policies of health insurance for Consultant and Consultant's immediate family.


     3.   COMPENSATION.

          For and in consideration of Consultant's entering into this Agreement, the Company agrees to pay to Consultant the sum of Six Hundred Thousand Dollars ($600,000.00) payable in one hundred twenty (120) consecutive monthly installments of Five Thousand Dollars ($5,000.00) due on the first day of each month commencing August 1, 1992.


     4.   EXONERATION.

          In the event that Consultant defaults under obligations on his part to be performed under this Agreement, the Company shall not bring any action or proceeding, or otherwise assert any claim for consequential or other damages against Consultant nor withhold any payments which are due hereunder on account of any loss, cost, damage or expanse which the Company may suffer or incur because of any act or omission of Consultant in the performance of his

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obligations hereunder, and the Company hereby expressly waives all such claims.


     5.   NOTICES.

          Any notice or request required or permitted to be given shall be given in writing and shall be deemed to have been given when deposited in the United States of America mail, first class, postage prepaid, duly addressed, registered or certified, return receipt requested, at the following addresses, or at such other address or addresses as is directed by either party by written notice delivered to the other as in this paragraph provided:

            CONSULTANT                        COMPANY

      Ed L. Vinecour                    ATG, Inc.
      Route 1, Box AA 280               44075 Fremont Boulevard
      Oakley, CA 94561                  Fremont, CA 94538


     6.   INUREMENT.

          This Agreement shall inure to the benefit of and shall be binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

     7.   ATTORNEY'S FEES.

          In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys fees

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and costs.

     8.   ENTIRE AGREEMENT.

          This Agreement contains the entire agreement of e parties hereto and supersedes any prior written or oral agreements between then concerning the subject matter contained herein. There are no express or implied representations, warranties, arrangements or understandings, oral or written, between and among the parties hereto, relating to the subject matter contained in this Agreement which are not fully expressed herein.


     9.   GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the provisions of the laws of the state of California.

          Executed on the day and year first above written at Fremont, California.


     "COVENANTOR"               _______________________________
                                Ed L. Vinecour



     "COMPANY"                  ATG, INC.
                                a California corporation



                                By ____________________________
                                Authorized Representative

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